UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2009

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-446	METROPOLITAN EDISON COMPANY	23-0870160
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 20, 2009, Metropolitan Edison Company (Met-Ed) issued and sold $300,000,000 aggregate principal amount of its 7.70% Senior Notes due 2019 (Senior Notes) pursuant to the terms of an Underwriting Agreement (Underwriting Agreement), dated January 14, 2009, among Met-Ed and Banc of America Securities LLC, Goldman, Sachs & Co. and Scotia Capital (USA) Inc., acting as representatives of the several underwriters listed in Schedule I thereto.  The Senior Notes are registered under Met-Ed’s automatic shelf registration statement on Form S-3 (SEC File No. 333-153608-02) which was filed and became effective on September 22, 2008.

The Senior Notes were issued under the Indenture dated as of July 1, 1999, as supplemented, between Met-Ed and The Bank of New York Mellon, as successor trustee.  The terms of the Senior Notes are as set forth in the Form of 7.70% Senior Notes filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The Senior Notes will mature on January 15, 2019 and bear interest at the rate of 7.70% per annum payable on January 15 and July 15 in each year, beginning on July 15, 2009, until maturity.  The Senior Notes are redeemable, in whole or in part, at Met-Ed’s option, at any time prior to maturity at a “make-whole” redemption price as set forth in the Form of 7.70% Senior Notes.

Met-Ed intends to use the net proceeds from the sale of the Senior Notes to repay short-term debt.

The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated January 14, 2009, among Metropolitan Edison Company and Banc of America Securities LLC, Goldman, Sachs & Co. and Scotia Capital (USA) Inc., acting as representatives of the several underwriters listed in Schedule I of the Underwriting Agreement.

4.1	Form of 7.70% Senior Notes due 2019.
5.1	Opinion of Wendy E. Stark, Esq.
5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1	Consent of Wendy E. Stark, Esq. (contained in Exhibit 5.1 hereto).
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.2 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 21, 2009

METROPOLITAN EDISON COMPANY
Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller